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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-36643 and No. 333-37954) and in the Registration Statement on Form S-3 (No. 333-40002) of Dean Foods Company, of our report dated June 27, 2000, except as to Note 16 which is as of July 10, 2000, relating to the financial statements, which appears in this Current Report on Form 8-K.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Chicago, Illinois
July 20, 2000